UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2010

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Information

On April 9, 2010, Vyteris, Inc. (the “Company”) received notice from Ferring Pharmaceuticals, Inc. ("Ferring") that it was in breach of its obligations under the arrangements between the two entities for failure to make payments to Ferring with respect to development costs and demanded payment in the amount of $1,653,000 by April 30, 2010.  Vyteris does not concur with Ferring’s calculation of amounts owed and is working to reconcile such amount with Ferring.  In furtherance of settling this matter, the Company met with Ferring representatives on April 20, 2010 and discussed various settlement possibilities.  To facilitate a mutually agreeable settlement, Ferring has verbally agreed to forbear from exercising any remedies against Vyteris for a period of 30 days from April 30, 2010, thus extending the date by which payment must be made to May 30, 2010.  The Company intends to continue to work with Ferring to arrive at a mutually acceptable resolution to the outstanding matters between the two entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: April 28, 2010